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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement.



                                                    ARTHUR ANDERSEN LLP



  The Woodlands, Texas
  November 19, 1998